MERIDIAN GOLD INC.

                               NOTICE OF MEETING

The Annual Meeting of Shareholders (the "Meeting") of Meridian Gold Inc. (the "Corporation") will be held at 4:00 p.m. on Tuesday, May 2, 2000 at the TSE Conference Centre located on street level of The Exchange Tower, 130 King Street West (NE corner of King and York Streets) (business attire required), for the following purposes:

1. to receive the consolidated financial statements of the Corporation for the financial year ended December 31, 1999 and the auditors' report on the financial statements;

2. to elect directors of the Corporation;

3. to reappoint KPMG LLP as auditors of the Corporation and to authorize the Board of Directors to fix their remuneration;

4. consideration of one shareholder proposal, if presented to the meeting; and

5. to transact any other business that may properly come before the Meeting.

Only shareholders of record at March 14, 2000 will be entitled to notice of and to vote at the Meeting. If you cannot attend the Meeting in person, please complete and return the enclosed proxy in the envelope provided. Proxies must be received by the Corporation's registrar and transfer agent, The Trust Company of Bank of Montreal, 129 St. Jacques Street West, Level B North, Montreal, Quebec H2Y 1L6, by 5:00 p.m. (Eastern Standard Time) on April 28, 2000. If a return envelope is not enclosed with your proxy form, please mail your proxy form to The Trust Company of Bank of Montreal, P. O. Box/CP 6002, Montreal, Quebec H2Y 9Z9.

Toronto, March 24, 2000



BY ORDER OF THE BOARD
Edward H. Colt
Secretary

                               MERIDIAN GOLD INC.

                            MANAGEMENT PROXY CIRCULAR

This Management Information Circular and Proxy Statement (the "Circular") is furnished in connection with the solicitation of proxies by the management of Meridian Gold Inc. (the "Corporation") for use at the Annual Meeting of Shareholders (or any adjournments thereof) of the Corporation (the "Meeting") to be held at 4:00 p.m. on Tuesday, May 2, 2000, at the TSE Conference Centre located on street level of The Exchange Tower, 130 King Street West, NE corner of King and York Streets) (business attire required) for the purposes set forth in the accompanying Notice of Meeting. The solicitation will be primarily by mail, but proxies may also be solicited personally by regular employees of the Corporation for which no additional compensation will be paid. The cost of preparing, assembling and mailing this Circular, the Notice of Meeting, form of proxy and any other material relating to the Meeting has been or will be borne by the Corporation. It is anticipated that copies of this Circular and accompanying proxy will be distributed to shareholders on or about March 24, 2000.

Shareholders who are not able to attend the Meeting in person should complete and sign the enclosed proxy and return it to The Trust Company of Bank of Montreal, the Corporation's registrar and transfer agent, in the pre-addressed envelope. Please ensure that your completed proxy is received no later than 5:00 p.m. (Eastern Standard Time) on April 28, 2000. To be effective, proxies must be received before 5:00 p.m. (Eastern Standard Time) on April 28, 2000 by The Trust Company of Bank of Montreal, 129 St. Jacques Street West, Level B North, Montreal, Quebec H2Y 1L6.

Appointment of Proxyholder
--------------------------

Any shareholder has the right to appoint a person (who need not be a shareholder) other than the persons designated in the enclosed form of proxy to attend and to vote and to act for and on behalf of the shareholder at the Meeting. In order to do so, the shareholder may insert the name of such other person in the blank space provided in the proxy, or use another form of proxy.

Exercise of Vote by Proxy
-------------------------

The shares represented by the proxy which is hereby solicited will be voted or withheld from voting in accordance with the instructions of the shareholder on any ballot that may be called for and, if the shareholder specifies a choice with respect to any matter to be acted upon, the shares shall be voted accordingly. Where a shareholder fails to specify a choice with respect to any matter referred to in the Notice of Meeting in a proxy appointing a management nominee (the nominees specified in the proxy enclosed with this Circular) as proxyholder, the shares represented by the proxy will be voted for or in favor of management's position.

The  enclosed  proxy  confers  discretionary   authority  with  respect  to  any
amendments or variations to the matters referred to in the Notice of Meeting and any other matters which may properly come before the Meeting.

Revocation of Proxy
-------------------

In addition to revocation in any other manner permitted by law, a shareholder who has executed a proxy has the power to revoke it by depositing an instrument in writing executed by the shareholder (or the shareholder's attorney authorized in writing): (i) at the registered office of the Corporation at any time up to and including the last business day preceding the day of the Meeting (or any adjournment of the Meeting), or (ii) with the Chairman of the Meeting on the day of the Meeting (or any adjournment of the Meeting).

Voting Shares and Principal Holders
-----------------------------------

At March 14, 2000, there were outstanding 74,018,077 common shares of the Corporation. Holders of record of common shares at the close of business on March 14, 2000 are entitled to one vote for each common share held, except to the extent that subsequent transferees become entitled to vote by complying with the Canada Business Corporations Act.

The following table shows, as of March 14, 2000, each person who, to the knowledge of the Corporation, its directors or officers, beneficially owns, directly or indirectly, or exercises control or direction over, in excess of 10% of any class of voting securities of the Corporation:


                        Name and Address of        Amount and Nature of
  Class of Securities   Beneficial Owner           Beneficial Ownership         Percent of Class
  -------------------   -------------------        --------------------         ----------------
        Common          Royal Trust Investment     12,405,000                   16.80%
                        Management Holdings Inc.   Shared Voting and
                        P. O. Box 7500             Dispositive Power
                        Station A
                        Toronto, Ontario

        Common          Fidelity Management and    8,978,225*                   12.13%
                        Research Corporation       Sole Dispositive Power
                        82 Devonshire Street
                        Boston, MA                 *Total shares owned is
                                                   7,327,425, which includes
                                                   the sole voting power
                                                   shares of 1,650,800

Election of Directors
---------------------

Under the Articles of the Corporation, the Board of Directors consists of a minimum of three directors and a maximum of ten directors; the number of directors within this range is determined by the Board. The number of directors is currently fixed at six.

The persons named in the enclosed form of proxy intend to vote for the election of the six nominees listed in the following table, all of whom are now members of the Board of Directors and have been for the periods indicated. It is not anticipated that any of these nominees will be unable to serve as directors, but if that should occur for any reason prior to the Meeting, the persons named in the enclosed form of proxy shall be entitled to vote for any other nominees in their discretion.

Each director elected will hold office until the next Annual Meeting of Shareholders or until his or her successor is elected or appointed.

Nominees for Election to the Board of Directors
-----------------------------------------------

Name                                Age      Director Since      Shares Owned(1)
----                                ---      --------------      ---------------

John A. Eckersley(3)                55       1996                4,500
West Vancouver, British Columbia

Mr.   Eckersley  is  a  private   investor.   Prior  to  October  1995,  he  was
Vice-President, Secretary and General Counsel of Placer Dome Inc., a mining company.

Brian J. Kennedy(4)                 56       1996                53,000
Reno, Nevada

Mr. Kennedy has been President and Chief Executive Officer of the Corporation since April 1996. He was President of FMC Gold Company, a predecessor of the Corporation, from May 1987 until June 1996. Mr. Kennedy is also a director and officer of certain subsidiaries of the Corporation.

Christopher R. Lattanzi(2)          63       1999                nil
Toronto, Ontario

Mr. Lattanzi, elected to the Board of Directors in February 1999, is currently a mining engineer and President of Micon International Limited, mineral industry consultants.

Malcolm W. MacNaught(2)             62       1997                nil
Duxbury, Massachusetts

In 1996, Mr. MacNaught culminated his career with Fidelity Investments where he managed the Fidelity Select Precious Metals and Minerals fund and the Fidelity Select American Gold Portfolio fund. He also acted as Manager of Fidelity Advisor Global Resources. Mr. MacNaught is a private investor.

Robert G. Matthews(3)               64       1999                nil
Toronto, Ontario

Mr. Matthews, elected to the Board of Directors in February 1999, retired in 1990 as Vice President and Director, Corporate Finance with RBC Dominion Securities where he specialized in mine financing, mergers and acquisitions. Mr. Matthews is a private investor.

David S. Robertson(2)(3)            76       1996                10,000
North York, Ontario

Dr. Robertson is an independent consultant in the mineral industry.

Notes
-----

(1) Information as to shares beneficially owned, directly or indirectly, or over which control or direction is exercised, is not within the knowledge of management and has been furnished by the respective nominees, as of March 3, 1999.
(2)    Member of Compensation Committee.
(3)    Member of Audit Committee.
(4) Includes 48,300 of restricted shares vested as follows: 16,100 shares on October 26, 2000; 16,100 shares on October 26, 2001; and 16,100 shares on October 26, 2002.

Statement of Corporate Governance Practices
-------------------------------------------

The Board of Directors

The Board of Directors is responsible for the supervision of the management of the Corporation's business and affairs. It has the statutory authority and obligation to protect and enhance the assets of the Corporation in the interest of all shareholders. The Board of Directors believes in the principles of maintaining an independent and effective board of directors, assumption by the board of stewardship of the Corporation and compliance, to the extent practicable for the Corporation, with the guidelines adopted by the Toronto Stock Exchange Committee on Corporate Governance (the "TSE Guidelines").

While management is responsible for day-to-day operations, the Board of Directors has assumed the stewardship of the Corporation. This includes responsibility for (i) adoption of a strategic planning process, (ii) identifying principal risks of the Corporation's business and ensuring implementation of appropriate systems to manage those risks, (iii) succession planning, including appointing and monitoring senior management, (iv) a communications policy, and (v) integrity of the Corporation's internal control and management information systems.

New directors are provided with substantial reference material relating to the Corporation's strategies, business plan and recent performance, as well as their responsibilities as directors. Specific briefing sessions from appropriate senior management personnel take place regularly at meetings of the Board of Directors.

The Board of Directors met five times in 1999.

Board Composition and Independence from Management

The Corporation's policy is that a majority of the members of the Board of Directors be "unrelated", within the meaning of the TSE Guidelines, meaning independent of management and free from any interest and any business or other relationship which could, or could be perceived to, interfere with a director's independence. In its determination as to whether a particular director is a "related director", the Board of Directors examines the individual circumstances of each director and the relationship of the director to management and to the Corporation. The Board is of the view that five of the six present directors are independent of management and unrelated for purposes of the TSE Guidelines, the exception being Mr. Brian J. Kennedy, the President and Chief Executive Officer of the Corporation. At the Meeting, a slate of six individuals is being proposed for election by the shareholders. Five of the nominees qualify as unrelated directors.

The Corporation's policy is to maintain a non-executive Chairman of the Board of Directors, to ensure that the Board can function independently of management. The current Chairman of the Board of Directors, David S. Robertson, qualifies as an unrelated director.

The current composition of the Board of Directors reflects a breadth of background and experience that are important for effective governance of a company in the mining industry. Additional nominees to the Board of Directors would be expected to possess backgrounds and/or experience to complement that of the Board.

Board Committees

The Corporation does not have an Executive Committee but is required to have an Audit Committee. The Audit Committee, on behalf of the Board, has responsibility for: (a) reviewing the financial statements of the Corporation and recommending whether such statements should be approved by the Board; (b) reviewing interim financial statements of the Corporation; (c) recommending to the Board annually or as they may otherwise determine, a duly qualified auditor; (d) reviewing the scope of the audit to be conducted by the external and internal auditors of the Corporation; (e) reviewing the auditors' fees and assessing the performance of external and internal auditors and the nature and cost of other services provided by such auditors; (f) reviewing all public disclosure documents containing financial information before release; (g) reviewing all post-audit or management letters containing material recommendations of the external auditor and management's response in respect of any identified material weakness; and
(h) having such other duties, powers and authorities as the Board may delegate to the Committee from time to time. The members of the Committee have the right, for the purpose of performing their duties, of inspecting all the books and records of the Corporation and its affiliates and of discussing such accounts and records and any matters relating to the financial position or condition of the Corporation with the auditors of the Corporation or its affiliates.

The Committee is composed of three (3) directors. This Committee has the following members: John A. Eckersley (Chairman), David S. Robertson, and Robert
G. Matthews. Mr. Matthews joined the Committee in March 1999.

The Compensation Committee has responsibility for: (a) fixing the compensation of the President and Chief Executive Officer and approving the compensation of the other officers of the Corporation; (b) exercising the powers conferred on it by the Board with respect to option and share purchase plans; and (c) reviewing annually, or more often if it deems appropriate, succession for key executives, performance appraisal (having regard to the criteria referred to under "Executive Annual Incentive Plan") and development of senior officers, senior management organization and reporting structure, contingency plans in the event of the unexpected disability of key executives, and performance and funding of pensions and other benefits.

The Committee is composed of three (3) directors. This Committee has the following members: David S. Robertson (Chairman), Malcolm W. MacNaught, and Christopher R. Lattanzi. Mr. Lattanzi joined the Committee in March 1999.

As additional members join the Board of Directors and as the needs of the Corporation change, the Board will review the need for, and establish as appropriate, additional committees.

Decisions Requiring Board Approval

Approval of annual budgets and major acquisitions, investments and expenditures, as well as all significant matters outside the ordinary course of business and matters requiring such approval under applicable law, are subject to review and approval by the Board of Directors.

Board Performance

The Chairman of the Board of Directors provides leadership to the effective performance of the Board of Directors.

Shareholder Communications

The  Corporation  maintains  shareholder   communications  through  an  investor
relations program.

The Board's Expectations of Management

The Board of Directors through the Compensation Committee conducts an annual performance evaluation of the President and Chief Executive Officer and establishes a list of objectives for the ensuing year.

The Board of Directors expects management to provide information and maintain processes which enable the Board of Directors to identify issues, challenges, and opportunities for the Corporation and otherwise discharge its responsibilities.

This statement of corporate governance practices has been developed and approved by the Board of Directors.

Statement of Executive Compensation
-----------------------------------

Summary Compensation

The following table sets forth, for the periods indicated, information concerning compensation earned during such periods by the Corporation's Chief Executive Officer and by the Corporation's four other most highly compensated executive officers who were serving as executive officers on December 31, 1999 (the "Named Executives").

                          Summary Compensation Table(1)
                          -----------------------------



                                                Annual Compensation               Long-Term Compensation
                                      --------------------------------------  ------------------------------

                                                                                   ($)              ($)
                                                                 ($)            Securities      Restricted          ($)
          Name and                     ($)        ($)       Other Annual      under Options      Shares         All Other
    Principal Position         Year   Salary     Bonus    Compensation(2)(5)    Granted(6)     Granted(4)(6)   Compensation
----------------------------- ------- -------- ---------- ------------------- ---------------- ------------- ----------------

Brian J. Kennedy(3)            1999   283,976    194,524         10,000            75,400       329,044           69,635
President and                  1998   283,976    260,548          4,000           274,250           nil              nil
Chief Executive Officer        1997   283,976    105,000          7,099           235,000           nil              nil

----------------------------- ------- -------- ---------- ------------------- ---------------- ------------- ----------------

Edward H. Colt(2)              1999   162,504     97,567          8,125            28,400       128,756              nil
Vice President, Finance and    1998   141,667    103,474          3,542            59,500           nil              nil
Chief Financial Officer        1997   127,083     81,333         51,510            55,000           nil              nil

----------------------------- ------- -------- ---------- ------------------- ---------------- ------------- ----------------

                               1999   141,537     72,976          5,282            24,700       112,406              nil
Richard C. Lorson              1998   141,537    101,907          2,654            61,250           nil              nil
Vice President, Exploration    1997   134,797     69,286          3,370            55,000           nil              nil

----------------------------- ------- -------- ---------- ------------------- ---------------- ------------- ----------------

                               1999   130,000     80,080         57,430            22,700       103,550              nil
Gonzalo F. Tufino(2)           1998   120,000     84,768         49,567            56,250           nil              nil
Vice President, Development    1997    27,500     11,069         12,583           100,000           nil              nil

----------------------------- ------- -------- ---------- ------------------- ---------------- ------------- ----------------

Edgar A. Smith(2)              1999   130,000     67,236          5,742            22,700       103,550              nil
Vice President and General     1998    54,167     37,917            nil           156,250           nil              nil
Manager, El Penon              1997       nil        nil            nil               nil           nil              nil

----------------------------- ------- -------- ---------- ------------------- ---------------- ------------- ----------------

Notes:
------

(1) All figures, other than numbers of options granted, are expressed in U.S. dollars.

(2) Consists of matching payments to a 401(k) Thrift Plan established by a subsidiary of the Corporation. Excludes any perquisites and other benefits not greater than the lesser of Cdn. $50,000 and 10% of the Named Executive Officer's total annual salary and bonus. In the case of Mr. Tufino, also includes premiums associated with his expatriate agreement. Mr. Tufino was hired by the Corporation on October 1, 1997. Mr. Smith was hired by the Corporation on August 3, 1998.

(3) All Other Compensation includes taxes associated with 10,000 non-voting preferred shares that the Company redeemed during 1999.

(4) Stated in terms of the dollar value (net of consideration paid by the Named Executives) of Restricted Shares (calculated by multiplying the closing market price of the Corporation's unrestricted shares on the date of grant by the number of Restricted Shares awarded). At the end of the most recently completed financial year, the total number and value of the aggregate holdings of Restricted Shares, calculated in accordance with the foregoing is 160,900 and $1,096,131, respectively. 107,267 of Restricted Shares will vest in whole or in part in less than three (3) years and the vesting schedule is as follows: a third vested at each of the first, second and third anniversaries. No dividends or dividend equivalents were declared payable during the most recently completed financial year on the Restricted Shares disclosed.

(5) Any amount of salary or bonus earned in any covered year that was foregone at the election of the Named Executive under a program of the Corporation under which stock, stock-based or other forms of non-cash compensation may be received in lieu of a portion of annual compensation is reflected in the appropriate column of the table corresponding to the relevant year.

(6) None of the securities under Options Granted or Restricted Shares carry a right to receive dividends of a preferential or above-market rate.

Long-Term Incentive Plan

There were no awards or payouts to the Named Executive Officers during the financial year ended December 31, 1999 under any arrangements of the Corporation which would constitute a long-term incentive plan.

Grants of Options/Restricted Shares

The following table provides information concerning grants of stock options and restricted shares under the Corporation's 1999 Share Incentive Plan to the Named Executive Officers during the financial year ended December 31, 1999.

                           Stock Options     Restricted Shares          Stock Options and Restricted Shares
                          ---------------    -----------------     --------------------------------------------
                             #       % of       #        % of      Exercise       Value at
Name                      Granted   Total    Granted     Total     Price(1)     Grant Date(2)  Expiration Date
----                      -------   -----    -------     -----     -----        ----------     ----------------
Brian J. Kennedy           75,400   24.0%     48,300     30.0%      6.6875         6.6875      October 26, 2009
Edward H. Colt             28,400    9.1%     18,900     11.8%      6.6875         6.6875      October 26, 2009
Richard C. Lorson          24,700    7.9%     16,500     10.3%      6.6875         6.6875      October 26, 2009
Gonzalo F. Tufino          22,700    7.2%     15,200     9.5%       6.6875         6.6875      October 26, 2009
Edgar A. Smith             22,700    7.2%     15,200     9.5%       6.6875         6.6875      October 26, 2009


Notes:
------

(1) Exercise Price per security is expressed in U.S. dollars. All exercise prices are the closing price of the Common Shares of the Corporation on the New York Stock Exchange on the trading day prior to the grant.

(2) The figure is the closing price per Common Share of the Corporation on the New York Stock Exchange on the trading day prior to the grant.

Option Exercises and Year-End Option Values

The following table provides information concerning (i) options exercised by any Named Executive Officer during the financial year ended December 31, 1999; and
(ii) the number and the value at December 31, 1999 of unexercised options held by the Named Executive Officers. In the table, "exercisable" options are those for which the vesting period or conditions, if any, have been met, and "in the money" options are those where the exercise price was less than the market price of the Common Shares of the Corporation at the close of business on December 31, 1999.


                                                                                   Value of Unexercised
                             Options Exercised          Unexercised Options       In-the-money Options(1)
                           ----------------------    -------------------------   -------------------------
                          Securities    Aggregate                      Not                         Not
Name                       Acquired     Value(1)     Exercisable   Exercisable   Exercisable   Exercisable
----                      --------     ---------    -----------   -----------   -----------   -----------
Brian J. Kennedy              nil          nil         305,601       589,649       877,443      1,392,498
Edward H. Colt                nil          nil         93,867        162,333       220,270       312,302
Richard C. Lorson             nil          nil         94,468        160,382       286,012       347,771
Gonzalo F. Tufino             nil          nil         33,334        145,616        62,335       250,352
Edgar A. Smith                nil          nil           nil         178,950         nil         431,687


Note:
-----

(1)    All figures relating to "value" are expressed in U.S. dollars.

Restricted Share Exercises and Year-End Restricted Share Values

The following table provides information concerning (i) restricted shares exercised by any Named Executive Officer during the financial year ended December 31, 1999; and (ii) the number and the value at December 31, 1999 of unexercised restricted shares held by the Named Executive Officers. In the table, "exercisable" restricted shares are those for which the vesting period or conditions, if any, have been met, and "in the money" options are those where the exercise price was less than the market price of the Common Shares of the Corporation at the close of business on December 31, 1999. Holders of Restricted Shares are entitled to rights equivalent to common share rights.

                             Restricted Shares        Unexercised Restricted       Value of Unexercised
                                 Exercised                    Shares              In-the-money Options(1)
                          -----------------------    -------------------------   -------------------------
                          Securities    Aggregate                      Not                         Not
Name                       Acquired     Value(1)     Exercisable   Exercisable   Exercisable   Exercisable
----                      ----------    ---------    -----------   -----------   -----------   -----------
Brian J. Kennedy              nil          nil           nil          48,300         nil          6,038
Edward H. Colt                nil          nil           nil          18,900         nil          2,363
Richard C. Lorson             nil          nil           nil          16,500         nil          2,063
Gonzalo F. Tufino             nil          nil           nil          15,200         nil          1,900
Edgar A. Smith                nil          nil           nil          15,200         nil          1,900


Note:
-----

(1)    All figures relating to "value" are expressed in U.S. dollars.

Pension Plans

The Named Executive Officers are participants in a defined benefit pension plan of Meridian Gold Company, the Corporation's principal operating subsidiary. The following table provides information concerning the total annual retirement benefit payable under these arrangements at retirement (normally age 65).


Final Earnings                          Years of Service
--------------  ------------ ------------ ------------ ------------ ------------
                     10           15           20           25           30
                     --           --           --           --           --
$100,000          $13,245      $19,868      $26,490      $33,113       $39,735
 150,000           20,745       31,118       41,490       51,863        62,235
 200,000           28,245       42,368       56,490       70,613        84,735
 250,000           35,745       53,618       71,490       89,363       107,235
 300,000           43,245       64,868       86,490      108,113       129,735
 400,000           58,245       87,368      116,490      145,613       174,735
 500,000           73,245      109,868      146,490      183,113       219,735
 600,000           88,245      132,368      176,490      220,613       264,735


All figures are expressed in U.S. dollars.

Compensation covered by this plan includes only the remuneration appearing in the "Salary" and "Bonus" columns in the Summary Compensation Table. Benefits are not subject to any deduction for social security or other offset amounts. The Named Executive Officers have the following number of years of service credited:
Mr. Kennedy, 26, Mr. Colt, 9, Mr. Lorson, 18, Mr. Tufino, 2, and Mr. Smith, 2. Credited years of service, in the case of Messers. Colt, Kennedy and Lorson, include service with FMC Gold Company, the Corporation's predecessor.

Employment Contracts

Each of the Named Executive Officers has entered into an employment contract with the Corporation or Meridian Gold Company. Each of these contracts has a term of five years, with an automatic renewal for five years. Compensation is comprised of base salary, bonus and stock options, generally at the discretion of the Board of Directors of the Corporation, together with certain benefits. The employment contracts also provide for certain payments to the employee upon certain defined events of termination of employment (including termination or a change of responsibility after a change of control of the Corporation). These payments range from 18 months to 36 months of the employee's regular monthly compensation.

Composition of the Compensation Committee

In 1999, the Compensation Committee of the Corporation performed the functions of determining compensation of the Corporation's executive officers, including the Named Executive Officers. In 1999, the Compensation Committee was comprised of David S. Robertson, Malcolm W. MacNaught, and Christopher R. Lattanzi. The report of the Compensation Committee on these matters is set forth below:

As noted elsewhere above, Brian J. Kennedy, one of the directors, is President and Chief Executive Officer. Mr. Kennedy always absented himself from the voting of the board which related to his compensation and did not participate in the board's determinations in respect of his compensation. None of the other members of the Board of Directors of the Corporation are or were officers or employees of the Corporation or its subsidiaries (with the exception of the Chairman of the Board of Directors, who is deemed to be an officer of the Corporation).

Report on Executive Compensation

Compensation Philosophy

The Corporation's principal goal is to create value for its shareholders. The Corporation believes that directors, officers and employees should have their benefits aligned with both the short and long term interests of the shareholders.

The compensation of the Corporation's executive officers is comprised of three components; base salary, annual cash bonus, and long-term incentive in the form of stock options. It is structured to be competitive with a select group of comparative North American gold mining companies. A portion of the annual cash bonus is directly related to the overall performance of the Corporation with respect to relative share price performance, cost factors and reserve/resource expansion.

Cash bonuses and stock options are directly related to company performance and the individual's contribution. The Corporation strongly believes that annual incentives and stock options play an important role in increasing shareholder value.

Base Salary

To ensure that the Corporation is capable of attracting, motivating and retaining individuals with exceptional executive skills, cash compensation is reviewed and adjusted annually, based primarily on individual and corporate performance, as well as compensation practices of similar gold mining companies.

The Board of Directors approved salaries and a bonus plan (based on the board's own determination and discussion, and a report commissioned in 1998 by an independent consultant) for the Corporation's executives for 1999 and subsequent years, based on the recommendations of management and the Compensation Committee of the Board (which recommendations were endorsed by the Board of Directors), which were in turn based on enumerated and weighted objectives for each. In all such cases, Mr. Kennedy absented himself from the Board's determinations of compensation of the Corporation's President and Chief Executive Officer.

Stock Options and Restricted Shares

The purpose of the Corporation's stock option and restricted shares plan is to develop the interest and incentive of eligible employees, officers and directors in the Corporation's growth and development by giving an opportunity to purchase Common Shares on a favorable basis, thereby advancing the interests of the Corporation, enhancing the value of the Common Shares for the benefit of all shareholders and increasing the ability of the Corporation to attract and retain skilled and motivated individuals.

Stock options and restricted shares are granted in accordance with the stock option plan approved by the shareholders at not less than the closing price of the Common Shares on the business day immediately prior to the date of grant.

President and Chief Executive Officer

In 1999, Mr. Brian Kennedy provided leadership and strategic direction that has enabled the Corporation to position itself for future growth. In determining Mr. Kennedy's compensation, the Compensation Committee and the Board of Directors relied on the 1998 report of an independent consultant comparing compensation practices of similar gold mining companies. The Compensation Committee and the Board of Directors also considered other factors, such as Mr. Kennedy's contribution to the business performance and anticipated future performance of the Corporation.

The overall performance of the Corporation with respect to relative share price performance, cost factors and resource/reserve expansion is the determinate of 75 percent of the variable compensation of the President and CEO. An additional 25 percent of the variable compensation of the President and CEO is based on achievement of specific objectives agreed by the Board on an annual basis and personal contribution as determined by the Compensation Committee.

In consideration of Mr. Kennedy's contribution to the Corporation, Mr. Kennedy received a salary of $283,976, was awarded a cash bonus of $194,524, received options to purchase 75,400 Common Shares, and received options to purchase 48,300 Restricted Common Shares.

The Compensation Committee has also approved those executive officers of the Corporation and its subsidiaries who will be eligible to participate in the Bonus Plan in 2000, together with enumerated and weighted objectives for each of these executive officers for 2000. Each of these sets of objectives includes a component of the Corporation's share performance, which will be calculated by comparing the trading prices of the Corporation's common shares against a weighted basket of shares of a list of comparable companies.

Going forward, the Compensation Committee and, as appropriate, the Board of Directors, will address other issues relating to executive compensation, including the relative emphasis on the components of executive compensation, including compensation for the Corporation's President and Chief Executive Officer.

Presented by the Compensation Committee: D.S. Robertson (Chairman), M.W. MacNaught, and C.R. Lattanzi.

Performance Graph
-----------------

The following graph charts performance of an investment in the common shares of the Corporation against the TSE 300 Stock Index and the TSE Gold and Precious Metals Sub-Index, assuming an investment of $100 on July 31, 1996. No dividends were paid by the Corporation during this period.

                               [chart goes here]

Compensation of Directors
-------------------------

The non-executive Chairman of the Board of Directors receives an annual retainer of U.S. $50,000; other directors of the Corporation who are not employees of the Corporation or its affiliates receive an annual retainer of U.S. $20,000, plus an additional U.S. $2,500 for each committee for which such director serves as chairman. All directors of the Corporation receive a fee of (a) U.S. $1,000 for attending in person each meeting of the Board of Directors or a committee thereof, and (b) U.S. $500, which amount may be adjusted at the discretion of the Chairman of the Corporation or Committee, as applicable, but shall not exceed U.S. $1,000, for participation at each meeting of the Board of Directors or a Committee held by telephone conference, plus reimbursement of expenses in each case. Directors are also eligible to receive grants under the Corporation's 1999 Share Incentive Plan. The aggregate compensation paid to the directors of the Corporation during 1999 was U.S. $163,000, and directors Messers. Matthews and Lattanzi were each granted a stock option in the amount of 10,000 shares.

Directors' and Officers' Insurance
----------------------------------

The Corporation maintains directors' and officers' liability insurance for the benefit of the directors and officers of the Corporation and certain subsidiaries. The current annual policy limit is U.S. $25,000,000. Protection is provided to directors and officers for wrongful acts or omissions done or committed during the course of their duties as such. Under the insurance coverage, the Corporation is reimbursed for payments which it is required or permitted to make to its directors and officers to indemnify them, subject to a deductible of U.S. $250,000 per loss. Individual directors and officers are reimbursed for losses incurred in their capacities as such, which are not subject to a deductible. The annual premium for the period January 1, 1999 to December 31, 1999 was U.S. $231,312, all of which was paid by the Corporation.

Indebtedness of Directors and Officers
--------------------------------------

None of the directors or officers of the Corporation, nor any proposed nominees for election as directors, nor any associate or affiliate of any such person, has been indebted to the Corporation or any of its subsidiaries at any time since January 1, 1999, or is indebted to another entity or since the beginning of the most recently completed financial year was indebted to another entity, and that indebtedness was the subject of a guarantee, support agreement, letter of credit or other similar arrangement or understanding in respect thereof provided by the Corporation of any of its subsidiaries, other than amounts owing for purchases subject to usual trade terms, for ordinary travel and expense advances and for other transactions in the ordinary course of business.

Interests in Material Transactions
----------------------------------

None of the directors or officers of the Corporation, nor any proposed nominees for election as directors, nor any associate or affiliate of any such person, had any direct or indirect material interest, since January 1, 1999, in respect of any matter that has materially affected or will materially affect the Corporation or any of its subsidiaries.

Appointment of Auditors
-----------------------

Unless otherwise instructed, the persons named in the enclosed form of proxy intend to vote such proxy in favor of the reappointment of KPMG LLP as auditors of the Corporation to hold office until the next annual meeting of shareholders and the authorization of the Board of Directors to fix their remuneration. KPMG LLP have been auditors of the Corporation since July 1996.

Representatives of KPMG LLP will attend the Meeting, will have the opportunity to make a statement if they desire to do so, and will respond to any appropriate questions.

The Board of Directors recommends that shareholders vote in favor of the appointment of KPMG LLP as auditors of the Corporation.

Shareholder Proposal
--------------------

The Corporation has been notified that the following shareholder of the Corporation intends to present the proposal set forth below for consideration at the Meeting. Unless provided below, the address and stock ownership of the proponent will be furnished by the Secretary of the Corporation to any person, orally or in writing as requested, promptly upon receipt of any oral or written request therefore.

Proposal - Donation of [Corporation] Revenue to the Foundation for the Advancement of Monetary Education, Ltd. ("FAME")

The Tocqueville Gold Fund has submitted the following proposal:

"I, John C. Hathaway, on behalf of The Tocqueville Gold Fund, of 1675 Broadway, New York, NY 10019, being the owner of 80,000 shares of [Corporation] stock, held over one year and to be held beyond the meeting date, present the following Proxy Proposal:

"I request that management, for this year and the five years following, undertake to donate 0.1% (one-tenth of a percent) of the [Corporation]'s annual gold revenues to FAME; after the sixe-year period, if management, in its sole discretion, deems that FAME's program is not beneficial to the [Corporation], then the [Corporation] would cease making any further donations to FAME."

"Statement of Support:

"WHEREAS:

(1) "almost all of the [Corporation]'s revenues derive from gold production, and its profits are tightly linked to the price of gold;
(2) "the use of gold-as-money would require people to save gold for future payment, thereby driving substantial additional demand for gold and a concomitant increase in its price; and,
(3) "the Foundation for the Advancement of Monetary Education, Ltd.(`FAME'), a 501(c)(3) U.S. public charity, has as its mission to raise public awareness about the benefits of honest monetary weights and measures (gold-as-money);

"Since 1981, relative to the S&P Index, gold-related investments are down 99%.

"Part of the reason for this miserable performance is that gold producers have been badly served by those advising them for the past twenty years.

"Most telling, so-called `industry experts' cannot provide a credible - or, in almost all cases, any - explanation for the seminal event for gold in this century: that for forty years it was a felony for Americans to own monetary gold. Other fundamental and related issues these `experts' cannot properly make clear are:

(1) "why is it that there is an above ground supply of gold of more than 50 years' worth of production while for no other commodity, save silver, is there even a single year's production supply above ground?
(2) "why is it that gold almost never goes into backwardation against the dollar? and,
(3) "why is it that the International Monetary Fund prohibits its member countries from linking their currencies to gold?

"Not understanding the primary use for gold, these `experts' have misdirected producers to waste their treasure, and, more importantly, their most valuable resource - top management time - pursuing ineffective strategies such as advertising jewelry, and, now, lobbying central banks.

"For the gold industry - and the [Corporation] - to prosper, gold producers require intellectual support for gold-as-money so that they have a basis for exploiting their principal opportunity: pressing for a monetary system based on honest monetary weights and measures.

"These are compelling arguments that:

o  "the principal use for gold is money;
o "banks and central banks, have acted and continue to act to denigrate and marginalize gold; and,
o "if promoted as money, the purchasing power equivalent for gold will be substantially greater thaN $1,000 per ounce.

"The gold-as money issue can be placed on the national agenda.

"Intellectuals legitimatize ideas.

"However, their work must be paid for, and it cost money to disseminate their findings.

"FAME will make its major focus recruiting intellectuals, mostly labor economists, who will help make credible a return to honest monetary weights and measures, which has always been, and - for persuasive reasons - will be again, gold-as-money.

"FAME will then engage in extensive promotion of their works including arranging publication, sponsoring speaking/radio/television tours for authors, seminars/conferences/luncheons in major cities where selected experts will appear and to which the press will be invited, and a much more extensive Internet presence (in addition to its present Internet efforts).

"As the public becomes aware of the benefits of honest monetary weights and measures (gold-as-money) and the problems with our current irredeemable-paper-ticket monetary systems, the gold-as-money issue will be added to the national agenda and will become a topic for politicians, the market for gold will increase greatly, the [Corporation]'s profits will increase, and shareholder value will increase. It is for these reasons - and because an honest monetary system works to the benefit of ordinary people - that this resolution should be supported."

The Board of Directors of the Corporation recommends a vote "AGAINST" this proposal for the following reason:

The Corporation is in support of all efforts to increase the price of gold, although the Board advises that it is not prudent to commit a percentage of the Corporation's revenue to any organization for a six-year period.

Discretion should be left with the Corporation as to any donations.

Under these circumstances, the Board believes that this proposal would do a disservice to the interests of the Corporation and its shareholders. Accordingly, the Board of Directors recommends that you vote "AGAINST" this proposal, and your proxy will be so voted if the proposal is presented unless you specify otherwise.

General
-------

The information contained in this Circular is given as of March 24, 2000 and is expressed in United States dollars, except as otherwise indicated.

Management knows of no matters to come before the Meeting other than the matters referred to in the Notice of Meeting. If any matters which are not known should properly come before the Meeting, proxies will be voted on matters in accordance with the best judgment of the person voting.

The Corporation's 1999 Annual Report is being mailed to shareholders with the Notice of Meeting and this Circular. The Corporation will provide to any person, upon written request, a copy of the Corporation's latest Annual Information Form ("AIF"), any documents incorporated in the AIF by reference, interim financial statements for periods after December 31, 1999 (when available), as well as a copy of this Circular. Written requests for these documents should be addressed to Investor Relations, Meridian Gold Inc., 9670 Gateway Drive, Suite 200, Reno, Nevada 89511-8997. If the person requesting the documents is not a shareholder, he or she may be required to pay a reasonable charge for the document.

The Corporation's registered office is located c/o Donahue & Partners, Ernst & Young Tower, 222 Bay Street, Suite 1800, Toronto, Ontario, Canada M5K 1H6.

Director's Approval
-------------------

The contents and sending of this circular have been approved by the Board of Directors of the Corporation.


/S/ Edward H. Colt

----------------------

Edward H. Colt
Secretary

                                   Appendix 1

                               MERIDIAN GOLD INC.

                                     PROXY

This proxy is solicited on behalf of management of Meridian Gold Inc. (the "Corporation") for use at the Annual Meeting of Shareholders (the "Meeting") of the Corporation to be held on May 2, 2000.

The undersigned shareholder hereby appoints Dr. David S. Robertson, Chairman of the Board of Directors, or in his absence, Mr. Brian J. Kennedy, President and Chief Executive Officer of the Corporation, or instead of either of them, _________________________________________ (see note 1 below), as shareholder of the undersigned, with full power of substitution, to attend, vote and act for the undersigned at the Meeting, and at any adjournment or adjournments of the Meeting. The undersigned undertakes to ratify and confirm all of the actions of the shareholder pursuant to this proxy, and revokes any proxy previously given.

The shareholder designated above is specifically directed to vote (or withhold from voting) all of the shares registered in the name of the undersigned as specified below (see note 2 below):

MANAGEMENT RECOMMENDS SHAREHOLDERS VOTE FOR ITEMS 1 AND 2 BELOW.
                                        ---

1.    TO VOTE                 |_|    TO WITHHOLD FROM VOTING                 |_|
      in the election of the nominees proposed by management as directors of the Corporation;

2.    TO VOTE                 |_|    TO WITHHOLD FROM VOTING                 |_|
      in the appointment of KPMG LLP as auditors of the Corporation and to authorize the Board of Directors to fix their remuneration;

MANAGEMENT RECOMMENDS SHAREHOLDERS VOTE AGAINST ITEM 3 BELOW.
                                        -------

3.    FOR                     |_|    AGAINST                                 |_|
      the stockholder proposal with respect to donation of Company revenue to FAME

Please  see  the  Notice  of  Annual  Meeting  and  Management   Proxy  Circular
accompanying  this  proxy  for  further  information.   See  note  3  below  for
instructions on completing this proxy.

      Dated this ______________________ day of __________________________, 2000.

      Name of Shareholder (please print) _______________________________________

      Signature of Shareholder _________________________________________________

NOTES:
------

1. A shareholder has the right to appoint, as his or her shareholder, a person (who need not be a shareholder) other than the nominees designated above by inserting the name of that other person in the space above.

2. In the event that no choice is specified with respect to voting or withholding from voting in respect of items (1.) and (2.) above, the nominee designated above is instructed to vote for that item(s), respectively. In the event that no choice is specified with respect to voting for or against the matter referred to in item (3.) above, the nominee designated above is instructed to vote the shares represented by this proxy against such matter. If any amendments or variations to the matters referred to above or to any other matters identified in the Notice of Meeting are proposed at the Meeting (or any adjournment) or if any other matters which are not now known to management should properly come before the Meeting (or any adjournment), this proxy confers discretionary authority on the shareholder to vote on such amendments, variations or other matters in the best judgment of the shareholder.

3. Please complete, date and sign this proxy and return it as soon as possible in the envelope provided. Executors, administrators, trustees, attorneys or guardians should so indicate when signing and provide proof of appointment. Where shares are held in the names of two or more persons, each person must sign. If the shareholder is a corporation, this proxy must be signed by an authorized officer or attorney of the corporation with clear indication of his/her title. If this proxy is not dated, it shall be deemed to bear the date on which it was mailed. Any resident of Quebec who signs this proxy confirms the express wish that this proxy and the documents relating to this proxy be drawn up in English.

4. Properly executed forms of proxy must be deposited no later than 5:00 p.m. (Eastern Standard Time) on April 28, 2000 with the Corporation's registrar and transfer agent, The Trust Company of Bank of Montreal, 129 St. Jacques Street West, Level B North, Montreal, Quebec H2Y 1L6.